Exhibit 1.01

Allegion plc

Conflict Minerals Report

for the reporting period January 1 to December 31, 2024

Background

This Conflict Minerals Report on Form SD of Allegion plc (“Allegion,” “we,” “us” or the “Company”) for the year ended December 31, 2024, was prepared pursuant to Rule 13p-1 and Form SD (collectively, the “Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Rule requires disclosure of certain information when a public company manufactures or contracts to manufacture products that contain “conflict minerals” (as defined in the Rule) that may have originated in the Democratic Republic of the Congo (“DRC”) and its adjoining countries (the “Covered Countries”). As defined by the Rule, and for the purposes of this report, the conflict minerals are columbite-tantalite (coltan), cassiterite, gold and wolframite, including their derivatives, which are currently limited to tantalum, tin and tungsten (collectively, “conflict minerals” or “3TGs”).

Web links in this report are provided for convenience only. Content on, or that may be accessed through, the referenced websites is not incorporated by reference into and is not part of this filing.

Forward-Looking Statements

Certain statements in this report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company’s business is included in filings it makes with the SEC from time to time, including under the headings “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in its Annual Report filed on Form 10-K for the year ended December 31, 2024, and any Quarterly Report filed on Form 10-Q, Current Report on Form 8-K, or other SEC filing that contains updates thereto. Forward-looking statements included herein are made only as of the date hereof and the Company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Company Overview

Allegion is a leading global provider of security products and solutions that keep people and their assets safe and secure in the places they live, learn, work and connect. We pioneer safety and security to create a safer and more accessible world. Central to our work is partnering and developing ecosystems to create flawless, seamless access experiences and enable an uninterrupted and secure flow of people and assets. We offer an extensive and versatile portfolio of security and access control products and solutions across a range of market-leading brands. Our experts across the globe deliver high-quality hardware, software, services and systems, and we use our deep expertise to serve as trusted partners to end-users who seek customized solutions to their security needs.

Product Description

The following categories of electronic and other products we manufacture or contract to manufacture may contain conflict minerals that are necessary to the functionality or production of such products:

•	Door controls, door control systems and exit devices
•	Doors, glass and door systems and accessories
•	Electronic security products and access control systems, including time, attendance and workforce productivity
•	Locks, locksets, portable locks and key systems
•	Services and software

For further information about our products, please refer to “Item 1. Business — Products and Services” of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference.

Conflict Minerals Program Overview

Allegion is many layers removed from the mining of conflict minerals, and we do not directly purchase raw ore or unrefined conflict minerals. We rely on collaboration with our supplier base by building awareness through training and provide support to identify the upstream supply chain and the originating smelter(s)/refiner(s) for the conflict minerals that ultimately are found in our products.

This effort is both challenging and demanding, as many of our suppliers are private entities that are not directly affected by the Rule, and many times do not have the financial and human resources to comply with the requests. Furthermore, our suppliers have their own supply chains and need to collaborate with their own upstream suppliers in order provide transparency of the end-to-end supply chain and to identify the smelter(s)/refiner(s).

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals by utilizing the conflict minerals reporting template (“CMRT”) provided by the Responsible Business Alliance (“RBA”) through its Responsible Minerals Initiative (“RMI”). Our RCOI was designed to determine whether any of the conflict minerals in the products we manufacture or contract to manufacture originated in the Covered Countries or were from recycled or scrap sources by asking our suppliers to identify the smelters and refiners of the conflict minerals contained in the products or raw materials that they supply to us. We reviewed the information our suppliers provided and compared it to publicly available information about such smelters and refiners.

OECD Due Diligence Framework in Practice

We designed our due diligence measures to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps, namely: (1) establishing strong company management systems regarding conflict minerals; (2) identifying and assessing risks in our supply chain; (3) designing and implementing a strategy to respond to identified risks in our supply chain; (4) utilizing independent third-party audits of supply chain diligence; and (5) publicly reporting on our supply chain due diligence.

The OECD Guidance specifies that the requirements for compliance should reflect a company’s position in the supply chain. In particular, the OECD Guidance states that the implementation of due diligence should be tailored to a company’s activities and relationships and that the nature and extent of due diligence may vary based on a company’s size, products, relationships with suppliers and other factors. Due to practical difficulties associated with supply chain complexities, the OECD Guidance advises that downstream companies exercise due diligence primarily by establishing controls over their immediate suppliers. Accordingly, we rely primarily on our strategic, direct suppliers to provide information with respect to the origin of the conflict minerals contained in the components and materials supplied to us.

STEP 1: Establish Strong Company Management Systems

Company Conflict Minerals Policy

Our policy is to support the legitimate businesses within the Covered Countries, and we expect our suppliers to source conflict minerals responsibly by establishing conflict minerals compliance policies and a due diligence process to support their conflict minerals data collection efforts.

Our Conflict Minerals Policy is available at: https://www.allegion.com/corp/en/about/ESG/environmental/conflict-minerals.html.

Internal Team

Our conflict minerals program is designed to conform to the internationally recognized due diligence framework of the OECD. The framework includes standard operating procedures, supplier risk segmentation, established processes for RCOI, due diligence and escalation, training and communication, as well as a website containing our Conflict Minerals Policy with information about the regulation, contact information and the latest Form SD filing.

We have a global supply chain compliance team that reports up to the Vice President - Global Supply Chain & Operations Support. This team focuses on driving the compliance efforts of the conflict minerals program, executing the procedures, working closely with a third-party regulatory compliance consulting firm to advance the maturity and sophistication of the program, and further strengthening the conformance with the OECD Guidance and standards. Our continued conflict minerals program maturity progress can be attributed to several successfully executed initiatives:

•	Attendance at virtual conferences that include topics related to conflict minerals
•	Advancing internal knowledge through continuing education
•	Monitoring for any updates to relevant regulations (such as following news releases, webinars, industry initiatives)
•	Leveraging third-party software solution and consulting services to:

o	Retain related legacy documents and records
o	Offer training and updates for suppliers
o	Utilize their resources for tracking supplier CMRT response rates and best practices

We collaborate closely with our suppliers by developing long-lasting relationships. Our supplier development team has the responsibility to qualify and develop our suppliers. This team conducts periodic reviews of our Global Supplier Requirements Manual, which lays out the Company’s expectations of suppliers with respect to compliance with local, state and national regulations, including conflict mineral requirements.

Further, we have a dedicated commodity management team responsible for maintaining relationships with suppliers within their assigned commodities. This team also monitors supplier performance and selectively manages strategic relationships with preferred suppliers to help preserve the stability and longevity of the supplier relationships. Our supplier contracts contain a regulatory clause that explicitly lays out the expectations with the suppliers to comply with laws, including the Rule, and allows our company to audit and inspect data, records and other materials to evidence conflict minerals use and controls.

Per the OECD Guidance, we retain and maintain our records for a period of five years on an internal Company network. These records are also stored in our third-party software system, and we will continue to leverage this system for record keeping purposes.

Reporting Mechanism

As part of our continuing efforts to ensure lawful and ethical behavior, the Allegion Code of Conduct (the “Code”), applicable to all officers, directors and employees of Allegion, and the Allegion Business Partner Code of Conduct (the “Business Partner Code”), applicable to Allegion’s agents, distributors, dealers, contractors, suppliers, vendors, service providers, intermediaries, joint venture partners and other business partners, provide guidance on reporting legal and ethical questions or concerns.

The Code and the Business Partner Code are available at: https://www.allegion.com/corp/en/about/ESG/governance/ethics-and-compliance-program.html.

A variety of options are available for employees and business partners to ask questions, or report concerns regarding ethics and compliance.

Employees

As set forth in the Code, employees may contact their manager, local management, their local Human Resources partner, the Allegion Legal Department, the Chief Compliance Officer or the Ethics HelpLine (“HelpLine”). Specific instructions for contacting these resources are provided in the Code. Employees contacting the HelpLine may choose to remain anonymous if consistent with applicable local law. The HelpLine is available 24/7 and is staffed by an independent organization. The Code also prohibits retaliation against individuals asking questions or raising concerns.

Business Partners

The Business Partner Code states business partners who wish to seek guidance or report concerns in the ethics and compliance area may send an email to Allegion, submit a report to Allegion via the Internet, send a letter to Allegion by mail or contact the HelpLine. Specific instructions and information (such as email, internet and mailing addresses, and U.S. and international HelpLine phone numbers) on reporting using each of these resources is provided in the Business Partner Code.

STEP 2: Identify and Assess Risks in Our Supply Chain

Scope Identification

Due to our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Risks are identified by Assent Compliance (“Assent”), our third-party service provider, and members of our internal conflict minerals team who contact the supplier, gather pertinent data and perform an assessment of the supplier’s conflict minerals status.

Ongoing concerns are related to gaps in information from CMRT responses which did not provide product specific CMRT information (instead providing company-wide or divisional level information that is not directly relevant to products manufactured by Allegion) or were unable to specify the smelters or refiners used for 3TGs in the components supplied to Allegion. Additionally, for our suppliers who indicated they received 50% or less of their suppliers’ CMRTs, their corresponding list of smelters or refiners was not comprehensive.

Based on historical supply chain information, we performed a risk-based approach in our due diligence that included:

•	Risk Identification through a commodity segmentation across the company for components (including electronic products) or products previously identified as containing, or were suspected of containing, conflict mineral(s).

•	Risk Assessment and prioritization based on information about purchased components or products from engineering, catalogs, sourcing managers and commodity-taxonomy definition. Our categories were as follows:

High Concern:	•	Electronic products and components
	•	Materials and mechanical components containing 3TG’s
Low Concern:	•	Mechanical products, molded components, finishing, powered coats
No Concern/	•	Plastics extrusions and foam/insulation
Out of Scope:	•	Packaging, paper, wood, chemicals, service providers, etc.

•	Risk Monitoring of new suppliers and additional information, including changes in regulatory landscape. When new suppliers are identified, we conduct a risk assessment of the anticipated purchases to determine the concern level. Based on this assessment, we engage with all relevant suppliers and request that they complete and return the CMRT.

Following our risk-based approach, we do not prioritize outreach to suppliers in the No Concern/Out of Scope category who consistently stated they did not use conflict minerals in products furnished to Allegion and instead focus our efforts on suppliers more likely to have conflict minerals in their products.

Execution

We retained Assent to oversee our 2024 CMRT campaign. Assent initiated the campaign with a communication to our supply base authorizing Assent to solicit information from our suppliers. Next, Assent distributed a “campaign kick-off” letter in multiple languages that laid out the timing of the campaign, the process and expectations. Following the campaign kick-off, Assent provided each supplier with: Allegion’s Conflict Minerals Policy; information about the conflict minerals regulations; training materials for the program and CMRT form (version 6.4); Allegion contact information and conflict minerals website; and the CMRT response deadline. Assent also assisted us with the smelter review and country-of-origin determination for the data we collected during our due diligence and supplier campaign.

We followed this pre-established process for all selected suppliers with reminders to complete and return the CMRT and validated the CMRT responses for completion and accuracy. In addition, we followed an escalation process for all suppliers who failed to timely complete and return the CMRT or who provided incomplete or inconsistent responses which included alternative communication medium (e.g., phone calls or emails from private accounts as opposed to company accounts), leveraging the commodity managers (including local commodity managers in other regions of the world) who had established relationships with the suppliers and online research of the suppliers to see if they provided any public information regarding conflict minerals (e.g., policy or Form SD filing).

Assent validated the smelter information provided by the suppliers using the most recent smelter and refinery validation list from the Responsible Minerals Initiative (RMI). Before the validation, the lists were reviewed and scrubbed for errors.

Assent reviewed the list to identify smelters/refiners that were participating in the Responsible Minerals Assurance Process (“RMAP”), while a risk-based assessment was also performed on the remaining smelters/refiners to determine which suppliers posed increased risks in the supply chain.

Assent used numerous factors to determine the level of risk that each smelter/refiner posed to the supply chain by identifying red flags. These factors include:

•	Geographic proximity to Conflict-Affected and High-Risk Areas
•	Known mineral source country of origin
•	RMAP audit status
•	Credible evidence of unethical or conflict sourcing
•	Peer assessments conducted by credible third-party sources
•	Sanctions risks

Based on these criteria, Assent identified certain third-party facilities in the received CMRT responses as smelters or refiners of Interest, including the following that are not identified as “Conformant” or “Active” by RMI:

•	21 gold refiners from Belgium, China, India, Republic of Korea, Russia, South Africa, Sudan, Uganda, United Arab Emirates and Zimbabwe
•	1 tantalum smelters from Russia
•	6 tin smelters from Russia
•	10 tungsten smelters from China and Russia

Through Assent, submissions that included any of the above facilities immediately produced a response instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to components or products that they supply to us, if any, and escalating up to removal of these smelters of interest from their supply chain. Information about these smelters/refiners lacked a chain of custody and therefore were insufficient to tie 3TGs from one or more of these smelters directly to products supplied to Allegion.

Additionally, suppliers were evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Guidance and can assist in making key risk mitigation decisions as the program progresses.

The criteria used to evaluate the strength of the program were based on these four questions in the CMRT:

•	Have you established a responsible minerals sourcing policy?
•	Have you implemented due diligence measures for responsible sourcing?
•	Do you review due diligence information received from your suppliers against your company’s expectations?
•	Does your review process include corrective action management?

When suppliers met or exceeded those criteria (by responding “Yes” to each of the above questions), they were deemed to have a strong program. When suppliers did not meet those criteria, they were deemed to have a weak program. As of April 4, 2025, 23.61% of our responsive suppliers were identified as having a “strong” program and 7.87% were identified as having a “weak” program. The remaining suppliers claimed no 3TGs.

STEP 3: Design and Implement a Strategy to Respond to Identified Risks

We provide periodic reports on the progress of our campaign process to our internal leadership. On an annual basis, we provide an update to the Executive Leadership Team about our conflict minerals program and have a separate meeting with senior leadership where we review the process, efforts, challenges, milestones and results before the final Form SD report is filed with the SEC.

We have also established a supplier risk management process that evaluates many factors and determines the next steps for concerning suppliers (including any need for renegotiation of supplier terms, termination of supplier relationships, creation of a remediation plan, etc.). Declarations (CMRTs) look retrospectively at materials procured throughout the calendar year and at the time a CMRT is provided, material from smelters may already be part of the Company’s supply chain and products. Requests for immediate removal of a smelter of concern from the CMRT and supply chain may not be practical but may inform future purchases. The CMRT must accurately reflect past sourcing in order to support appropriate, ongoing due diligence and monitor changes over time.

As minerals and metals are durable goods, production may include feedstock purchased several months prior. As a result, high-risk or inoperative smelters may continue to appear on downstream CMRTs even if upstream suppliers no longer engage in business with these smelters. In many cases, this accurately reflects the continued downstream use of metal originally processed by these smelters in the past, either before smelter risks were identified or before smelter operations ceased. We are working with Assent and our suppliers to identify these situations and work to ensure that our suppliers cease doing business with high-risk smelters/refiners or encourage such smelters/refiners to participate in RMI and undergo an RMAP assessment and audit.

STEP 4: Utilize Independent Third-Party Audits of Supply Chain Diligence Practices

While we do not have a team of resources to independently audit the smelters/refiners within our supply chain, we have partnered with Assent, a third-party software and regulatory consulting company, who performs verification activities of smelters/refiners across the globe as part of their business services for Allegion. We also rely on RMAP, which performs third-party audits of smelters/refiners and certifies their status.

STEP 5: Publicly Report on Supply Chain Due Diligence

We have made continual progress in our risk assessment and due diligence related to conflict minerals. While progress has been made, we were unable to determine with certainty that all the conflict minerals contained in our products are from conflict-free sources due to, among other things, the following:

•	Several of our suppliers identified smelters/refiners that do not participate in the RMAP or a similar program, and other suppliers failed to identify any smelters/refiners in their responses to us. Furthermore, we were unable to obtain responses from all our suppliers, and some suppliers provided incomplete or inconsistent data.

•	Many of our suppliers submitted responses that were declared on a company-wide basis (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained conflict minerals) and not specific to the materials supplied to Allegion. Therefore, in combination with multiple layers in our supply chain, we believe these declarations might include smelters and refiners that do not provide the conflict minerals that are in our products.

As a result, we do not have sufficient information to conclusively determine the country-of-origin of all the conflict minerals in our products and, if such conflict minerals did originate in the Covered Countries, whether such conflict minerals were from recycled or scrap sources or were from other conflict-free sources.

2024 Results

For 2024, we received responses representing approximately 85% of the supplier spend surveyed. We received 314 CMRTs. Of those received, 310 were validated as complete and provide the basis for our list of Reported Entities. Based on the due diligence process described herein and the information provided by our suppliers, we believe, to the extent reasonably determinable by us, that the facilities used to process the conflict minerals in our products or the other sources of the conflict minerals in our products consist of the following 343 entities (listed in the Reported Entities section), and that we have categorized as follows:

•	212 smelters were classified as “RMAP Conformant”
•	94 smelters had a status of “Not Enrolled”
•	5 smelters are “RMAP Active”
•	32 smelters are “Non-Conformant”

Smelters and Refiners	Gold	Tantalum	Tin	Tungsten	Total
Overall Number of Smelters	181	36	71	55	343
Number of RMAP Conformant	92	33	52	35	212
% of RMAP Conformant	51%	92%	73%	64%	62%

“RMAP Conformant” means the smelter has successfully completed a RMAP audit and maintains good standing in the program, through a continual validation process. These smelters or refiners have the systems and processes in place to support responsible sourcing of raw materials and can provide evidence to support their sourcing activities.

Due Diligence Determination

For the reasons stated in this report, we do not have sufficient information to conclusively determine the country-of-origin of all the conflict minerals in our products and, if such conflict minerals did originate in the Covered Countries, whether such conflict minerals were from recycled or scrap sources or were from other conflict-free sources.

We have provided this information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to provide us with complete information, may affect our future determinations under the Rule.

Independent Private Sector Audit

As permitted by the Rule and the SEC’s guidance with respect thereto, we did not obtain an independent private-sector audit of this Conflict Minerals Report.

Future Initiatives

We continue to execute several initiatives to enhance our conflict minerals program, such as:

•	Continued education and training both for our Company and our supply chain
•	Continued partnerships with industry groups and subject matter experts to define and improve best practices and build leverage over our supply chain
•	Continued engagement with our suppliers to obtain current, accurate and complete information from them and their upstream supply chain, and encourage suppliers to discontinue use of high-risk smelters/refiners or encourage such smelters/refiners to participate in RMI and undergo an RMAP assessment and audit
•	Continued engagement with our third-party software solution and consulting company who are working on independently verifying smelters outside of the RMI smelter certification program

Reported Entities

The below table contains a list of confirmed smelters and refiners included in the CMRTs submitted by our suppliers.

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	8853 S.p.A.	Italy	CID002763
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	Abington Reldan Metals, LLC	USA	CID002708
Gold	Advanced Chemical Company	USA	CID000015
Gold	African Gold Refinery	Uganda	CID003185
Gold	Agosi AG	Germany	CID000035
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	Alexy Metals	USA	CID003500
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Asahi Refining USA Inc.	USA	CID000920
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Attero Recycling Pvt Ltd	India	CID004697
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Aurubis AG	Germany	CID000113
Gold	Bangalore Refinery	India	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Chimet S.p.A.	Italy	CID000233

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Chugai Mining	Japan	CID000264
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	Degussa Sonne/Mond Goldhandel GmbH	Germany	CID002867
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Dongwu Gold Group	China	CID003663
Gold	Dowa	Japan	CID000401
Gold	DSC (Do Sung Corporation)	Republic of Korea	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Elite Industech Co., Ltd.	Taiwan	CID004755
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	GG Refinery Ltd.	Tanzania	CID004506
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Republic of Korea	CID000778

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	CID004604
Gold	Impala Rustenburg	South Africa	CID004610
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Italpreziosi	Italy	CID002765
Gold	JALAN & Company	India	CID002893
Gold	Japan Mint	Japan	CID000823
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	CID000927
Gold	JSC Novosibirsk Refinery	Russia	CID000493
Gold	JSC Uralelectromed	Russia	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	USA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Korea Zinc Co., Ltd.	Republic of Korea	CID002605
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russia	CID002865
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	LS MnM Inc.	Republic of Korea	CID001078
Gold	LT Metal Ltd.	Republic of Korea	CID000689

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Marsam Metals	Brazil	CID002606
Gold	Materion	USA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	MD Overseas	India	CID003548
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Metallix Refining Inc.	USA	CID003557
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	USA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Morris and Watson	New Zealand	CID002282
Gold	Moscow Special Alloys Processing Plant	Russia	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	NH Recytech Company	Republic of Korea	CID003189
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	NOBLE METAL SERVICES	USA	CID003690
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russia	CID001326
Gold	Pease & Curren	USA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	Russia	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	QG Refining, LLC	USA	CID003324

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SAAMP	France	CID002761
Gold	Sabin Metal Corp.	USA	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Sai Refinery	India	CID002853
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Gold	Samduck Precious Metals	Republic of Korea	CID001555
Gold	Samwon Metals Corp.	Republic of Korea	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	CID004435
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Singway Technology Co., Ltd.	Taiwan	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	CID001756
Gold	Solar Applied Materials Technology Corp.	Taiwan	CID001761
Gold	Sovereign Metals	India	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	CID002918
Gold	Super Dragon Technology Co., Ltd.	Taiwan	CID001810

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	T.C.A S.p.A	Italy	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	Torecom	Republic of Korea	CID001955
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	USA	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	WEEEREFINING	France	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tantalum	5D Production OU	Estonia	CID003926
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	D Block Metals, LLC	USA	CID002504
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Global Advanced Metals Boyertown	USA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	CID004813
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506

Metal	Smelter Name	Smelter Country	Smelter ID
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	Materion Newton Inc.	USA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	PowerX Ltd.	Rwanda	CID004054
Tantalum	QuantumClean	USA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	Solikamsk Magnesium Works OAO	Russia	CID001769
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Telex Metals	USA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tin	Alpha	USA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Aurubis Berango	Spain	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	CRM Synergies	Spain	CID003524
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	Dowa	Japan	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572
Tin	EM Vinto	Bolivia	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	CID004796
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	Metallic Resources, Inc.	USA	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Mining Minerals Resources SARL	DRC	CID004065
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573
Tin	Novosibirsk Tin Combine	Russia	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	Operaciones Metalurgicas S.A.	Bolivia	CID001337
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	CID004692
Tin	Rui Da Hung	Taiwan	CID001539
Tin	Super Ligas	Brazil	CID002756
Tin	Takehara PVD Materials Plant/PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tin	Thaisarco	Thailand	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Tin Technology & Refining	USA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574
Tin	VQB Mineral and Trading Group JSC	Vietnam	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russia	CID003553

Metal	Smelter Name	Smelter Country	Smelter ID
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Republic of Korea	CID004060
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Global Tungsten & Powders LLC	USA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	HANNAE FOR T Co., Ltd.	Republic of Korea	CID003978
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	Hydrometallurg, JSC	Russia	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russia	CID003408
Tungsten	Kenee Mining Corporation Vietnam	Vietnam	CID004619
Tungsten	Kennametal Fallon	USA	CID000966
Tungsten	Kennametal Huntsville	USA	CID000105
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	CID004397
Tungsten	LLC Vostok	Russia	CID003643
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319

Metal	Smelter Name	Smelter Country	Smelter ID
Tungsten	Masan High-Tech Materials	Vietnam	CID002543
Tungsten	Moliren Ltd.	Russia	CID002845
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	CID004034
Tungsten	Niagara Refining LLC	USA	CID002589
Tungsten	NPP Tyazhmetprom LLC	Russia	CID003416
Tungsten	OOO “Technolom” 1	Russia	CID003614
Tungsten	OOO “Technolom” 2	Russia	CID003612
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	CID004797
Tungsten	Philippine Carreytech Metal Corp.	Philippines	CID004438
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993
Tungsten	Unecha Refractory metals plant	Russia	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662